UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2009

Skilled Healthcare Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27442 Portola Parkway, Suite 200, Foothill Ranch, California		92610
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 282-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On November 23, 2009, the board of directors (the "Board") of Skilled Healthcare Group, Inc., a Delaware corporation (the "Company"), announced the appointment of Linda M. Rosenstock, M.D., M.P.H., age 59, to the Board as a Class II director and as a member of the Corporate Governance, Quality and Compliance Committee of the Board, effective as of November 18, 2009. In connection with Dr. Rosenstock’s appointment to the Board, the Board increased the total number of directors from eight to nine. Dr. Rosenstock will hold office until the 2012 annual meeting of stockholders (and until her successor is duly elected and qualified). The Board has affirmatively determined that Dr. Rosenstock is "independent" after applying the Company’s categorical standards contained in its Corporate Governance Guidelines.

In connection with Dr. Rosenstock’s appointment to the Board, Dr. Rosenstock received a grant of 8,125 shares of restricted stock, which will fully vest on the first anniversary of the grant. Dr. Rosenstock will also receive an annual retainer of $40,000 and is eligible to receive fees for Board meeting attendance of $1,500 for each meeting attended in person and $500 for each meeting attended by teleconference (or $1,500 if the teleconference meeting lasts more than two hours).

There is currently no arrangement or understanding between Dr. Rosenstock and any other persons pursuant to which Dr. Rosenstock was selected to serve as a director of the Company and Dr. Rosenstock is not a party to any transaction that would be required to be disclosed by the Company pursuant to Item 404(a) of Regulation S-K.

Since November 2000, Dr. Rosenstock has served as Dean of the University of California Los Angeles School of Public Health and Associate Dean of the UCLA School of Medicine. Dr. Rosenstock has also served as a Professor of Environmental Health Services in the School of Public Health and a Professor of Medicine in the School of Medicine at UCLA since November 2000. Prior to joining UCLA, Dr. Rosenstock served as the director of the National Institute for Occupational Safety and Health from April 1994 to November 2000.

On November 23, 2009, the Company issued a press release announcing the appointment of Dr. Rosenstock to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated November 23, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skilled Healthcare Group, Inc.

November 23, 2009	By:	/s/ Roland G. Rapp

Name: Roland G. Rapp
Title: Executive Vice President, General Counsel, Secretary and Chief Administrative Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 23, 2009.